EMPLOYMENT AGREEMENT
                        ROBERT H. ANDERSON

     THIS EMPLOYMENT AGREEMENT is made and entered into as of August 26, 1996, by and between ARMANINO FOODS OF DISTINCTION, INC., a Colorado corporation ("Corporation"), and ROBERT H. ANDERSON ("Employee") under the following circumstances:

A. Corporation desires to employ Employee as its Vice President and Chief Operating Officer because of his knowledge, experience and expertise.

B.   Employee desires to become employed by Corporation in such capacity.

C. The parties hereto desire to set forth in writing the terms and conditions of the employment relationship to be established.

     NOW, THEREFORE, the parties hereto agree as follows:

     A.   EMPLOYMENT.    Corporation shall employ Employee as the Vice
President and Chief Operating Officer of Corporation pursuant to the terms and conditions hereinafter set forth, and Employee shall perform the duties of such position.

     1. TERMS OF EMPLOYMENT. Subject to the provisions of paragraph 7, the initial term of employment shall be three (3) years, commencing as of August 26, 1996, and terminating on August 25, 1999. If, upon expiration of the term of this Agreement a new written agreement has not been negotiated and executed, Employee shall continue to be employed by Corporation on at-will basis, subject to his resigning or Corporation terminating his employment for any reason or no reason at all, at anytime, with or without notice, in the Corporation's sole discretion.

     2.   DUTIES AND RESPONSIBILITIES.

          a.   Subject to the directives of the President and Chief
Executive Officer, Employee shall be responsible for all day-to-day operational activities of Corporation. The duties and responsibilities of such position are specifically set forth on the job description attached hereto as Exhibit A. It is anticipated that Employee's duties and responsibilities as set forth in such job description may be modified from time to time consistent with Employee's duties as the Chief Operating Officer of Corporation in which case an updated job description shall replace Exhibit A. Employee agrees to perform his services conscientiously, effectively and to the best of his ability.

     3. BASE SALARY. In consideration of Employee's services under this Agreement to Corporation, Employee's base salary shall be fixed at an annual rate of One Hundred Forty Thousand Dollars ($140,000.00), from the effective date of this Agreement through February 28, 1997 and at the annual rate of One Hundred Fifty Thousand Dollars ($150,000.00) thereafter, payable in accordance with Corporation's normal payroll practices. Such base salary shall be reviewed annually for increases by the Board of Directors at the same time the senior management group of employees of Corporation is reviewed.

     4. INCENTIVE COMPENSATION. As further consideration for Employee's services under this Agreement, Corporation shall pay Employee such incentive compensation to which Employee may be entitled pursuant to Corporation's Management Incentive Compensation Plan as may be adopted by the Board of Directors of Corporation for the years 1996, 1997 and 1998. Employee shall be entitled to a pro-rata distribution, if any, of Corporation's Management Incentive Compensation Plan as in effect for the year 1996. Employee acknowledges that he has received a copy of the Management Incentive Compensation Plan as in effect for the year 1996.

     5. BENEFITS. In consideration for Employee's accepting the employment provided for herein, Corporation agrees to provide the following benefits:

          a. All the standard benefits normally provided to the employees of Corporation, including, but not limited to, social security benefits, workers' compensation, 401(k) plan participation, long-term disability insurance, health insurance of various kinds and similar benefits. Corporation shall reimburse Employee for Employee's COBRA payments until Employee's health insurance coverage is effective under Corporation's plan. Corporation's standard ninety (90) day probation period applicable to vacation and sick leave accrual, holiday pay and health insurance coverage, shall not apply to Employee.

          b. During 1996 Employee shall accrue vacation days at the rate prescribed by Corporation's standard policies. Employee shall be entitled to three (3) weeks paid vacation days for the first year and four (4) weeks paid vacation per year thereafter.

          c. Corporation shall reimburse Employee for reasonable and necessary expenses incurred by him in the performance of his duties hereunder upon presentation of vouchers in accordance with Corporation's policies.

          d. Subject to board of director's approval, Employee shall be granted 150,000 incentive stock options of Corporation, which shall vest in accordance with the vesting schedule set forth in the Stock Option Agreement attached hereto as Exhibit B. The exercise price shall be the mean between the bid and asking price of Corporation's common stock on the date such options are ratified by the Board of Directors. Such options shall be granted as incentive stock options pursuant to the terms and conditions set forth in the form of Stock Option Agreement attached hereto as Exhibit B and the 1993 Stock Option Plan of Corporation, as amended.

          e. Subject to board of director's approval, Employee shall be granted 10,000 shares of common stock pursuant to the terms of a Restricted Stock Agreement attached hereto as Exhibit C.

          f. Such other flexible executive perquisites that may be approved by the Board of Directors of Corporation for the senior management group of employees of Corporation.

          g. Corporation shall reimburse Employee for automobile expenses incurred by Employee in carrying out his duties hereunder in an amount up to $750 per month. Such reimbursement shall include, but not be limited to, gas, oil, maintenance and insurance expenses. Employee shall furnish to Corporation adequate records and other documentary evidence required by federal and state statutes and regulations for the substantiation of such payments as deductible business expenses of Corporation and not as deductible compensation to Employee.

     6.   EARLY TERMINATION AND SEVERANCE.

          a. BY CORPORATION. Corporation, acting through its President or Board of Directors, may terminate this Agreement at any time for "just cause". If such termination is for any reason other than "just cause", then all of the rights, duties and obligations of the parties under this Agreement shall cease upon the effective date of termination, except that Corporation shall pay to Employee a sum equal to six (6) months' base salary if the effective date of such termination is prior to March 1, 1997. If the effective date of such termination is subsequent to March 1, 1997, Corporation shall pay to Employee a sum equal to six (6) month's base pay plus one additional month of base pay for each month subsequent to February 1997 in which the effective date of termination occurs, up to a maximum of twelve (12) months' bonus pay. If such termination is for "just cause," then all of the rights, duties and obligations of the parties under this Agreement shall cease upon the effective date of termination. For purposes of this Agreement, such termination shall be deemed for "just cause" only if it is by reason of Employee's commission of willful and material acts of neglect, dishonesty, fraud or other acts involving moral turpitude which materially and adversely affect the business or affairs of Corporation, such as: possession of weapons on Corporation premises; actual or threatened physical violence to another employee or customer or anyone else with whom the Corporation maintains a business relationship; possession or use of illegal drugs, controlled substances, or abuse of legal drugs or alcoholic beverages on Corporation premises or time as set forth in the Corporation handbook; deliberate destruction or theft of Corporation or employee owned property and illegal harassment of any form.

          b.   BY EMPLOYEE.   Employee may terminate this Agreement in
his sole discretion for any reason upon thirty (30) days prior written notice to the President of Corporation. Upon the effective date of such termination by Employee, all of the rights, duties, and obligations of the parties under this Agreement shall cease, including Employee's right to his base salary and incentive compensation benefits.

     7. CONFIDENTIALITY AND NON-DISCLOSURE: By reason of Employee's duties, he shall become acquainted with confidential and proprietary information belonging to Corporation, including but not limited to, (a) processes, techniques, know-how and data; (b) plans for development, marketing and selling, information regarding business plans, budgets and unpublished financial statements; prices and costs; information concerning advertisers and customers; and information regarding the skills and compensation of other employees of Corporation; and (c) any other information designated by Corporation as confidential. Employee shall not disclose any of the aforesaid trade secrets and confidential information, directly or indirectly, or use them in any way, either during his employment or at any time thereafter, except as required in the course of his employment with Corporation. The rights and remedies of Corporation under this section shall be in addition to any, not in lieu of any, rights and remedies prescribed by law, including the Uniform Trade Secrets Act.

     8. ARBITRATION: Any dispute arising out of the termination of Employee's employment (including, but not limited to, purported violations of statute, claims based on any alleged breach of duty arising out of contract or tort) or any other alleged violation of a statutory, contractual or common law right(s) (but excluding workers' compensation, unemployment insurance claims and wage and hour matters within the jurisdiction of the State Labor Commissioner) or any claim for discrimination or harassment arising out of Employee's employment, which cannot be resolved through either discussion or mediation, shall be submitted to final and binding arbitration before a neutral arbitrator pursuant to the American Arbitration Association Employment Dispute Resolution Rules, as may be amended from time to time. Statutes and laws covered by this Agreement, include, but are not limited to, equal employment opportunity laws (which include claims for age, race, color, disability, medical condition, marital status, religion, ancestry, national origin, sexual harassment and discrimination, and sexual orientation), the Federal Civil Rights Acts of 1964 and 1991, as amended, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the California Fair Employment and Housing Act and California wrongful discharge law. Employee may be represented by counsel of his choice, at his own expense.

     Arbitration will be the exclusive means of resolving any dispute described above. No other action will be brought by the Employee in any court or other forum except those claims specifically excluded in the arbitration procedures, or as otherwise provided by law. If any dispute should arise, Employee agrees to deliver a written Request for Arbitration to the President of Corporation within one (1) year of the date the dispute occurred. The request for arbitration shall describe the dispute in sufficient detail to advise the Corporation of the nature of the dispute, the date when the dispute first arose, and the remedies sought. Employee agrees to respond within ten
(10) calendar days to each communication regarding the selection of an arbitrator and scheduling of the hearing. If Employee does not file a written Request for Arbitration within one year of the date of said occurrence or does not respond to any communication about the arbitration proceeding within ten
(10) calendar days, such claims will be untimely and therefore barred. The limitations period set forth herein shall not be subject to tolling. Employee shall not have the right to raise any claims, in any forum, arising out of any controversy that is subject to arbitration.

     9. NOTICES. Notices required or permitted by this Agreement shall be effective upon mailing, postage prepaid, or upon personal delivery, to the following address:

          To Corporation:Armanino Foods of Distinction, Inc
                         30588 San Antonio Street
                         Hayward, CA 94544

          To Employee:   Robert H. Anderson
                         651 Logan Lane
                         Danville, CA 94526

     10.  MISCELLANEOUS PROVISIONS.

          a. The law of the State of California shall govern the interpretation and enforcement of this Agreement.

          b. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

          c. This Agreement contains all of the covenants and agreements between the parties on the matter stated herein. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise on the subject matter stated herein not contained in this Agreement shall be valid or binding.

          d. Any modification of this Agreement shall be effective only if it is in writing and executed by the party or parties to be charged.

          e. This Agreement shall be binding upon and inure to the benefit of the parties and their spouses, successors, assigns, personal representatives, heirs and legal representatives.

     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first hereinabove written.

                         ARMANINO FOODS OF DISTINCTION, INC.,
                         a Colorado corporation

                         By:/s/ William J. Armanino
                           WILLIAM J. ARMANINO

                         Its: President
                                                    "Corporation"


                         /s/ Robert H. Anderson
                         ROBERT H. ANDERSON
                                                       "Employee"

                            EXHIBIT A
                         JOB DESCRIPTION

                            EXHIBIT B
                      STOCK OPTION AGREEMENT

     ARMANINO FOODS OF DISTINCTION, INC., a Colorado corporation ("Corporation") grants to ROBERT H. ANDERSON ("Employee"), effective as of September 12, 1996, the date of approval by the Board of Directors of Corporation (the "Effective Date"), a stock option ("Option") to purchase up to an aggregate of 150,000 Shares of the par value common stock of Corporation for a purchase price of $1.735 per Share. This Option may be exercised as follows:

     (a) Up to 5,000 of the Shares may be purchased on or after December 31, 1996 and up to an additional 20,000 of the Shares may be purchased on or after March 1, 1997 and up to an additional 1/36th of the Shares may be purchased for each additional month on or after April 1, 1997, if Employee is still employed by Corporation on such dates; provided, however, and notwithstanding the above, that upon "change in control" of Corporation, as defined below, all Shares subject to the Option may be purchased by Employee.

     This Option shall expire on September 11, 2006.

     For purposes of this Agreement, a "change in control" shall mean (i) consolidation or merger of Corporation in which Corporation is not the surviving entity or in which there is a change in the ownership of more than fifty percent (50%) of the outstanding capital stock of Corporation in one transaction or a series of related transactions, (ii) the sale of substantially all of the assets of Corporation, or (iii) a change in more than fifty percent (50%) of the directors of Corporation which occurs as a result of a contested election for the board of directors.

     The purchase price of the Shares as to which this Option is exercised shall be paid in full in cash or certified funds at the time of exercise.

     When this Option or a portion of the Option is exercised, Corporation is authorized to deduct from any payment of any kind owed to Employee any federal, state, local or other taxes required by law to be withheld with respect to the Shares being purchased upon exercise of this Option. Alternatively, Employee may remit to Corporation an amount necessary to satisfy any federal, state, local or other withholding tax requirements prior to the delivery of any certificate or certificates for the Shares purchased upon exercise of this Option or portion of this Option.

     The grant and exercise of this Option shall be governed by Corporation's 1993 Stock Option Plan, as amended, as it relates to Incentive Stock Options, which is incorporated by reference into this Option. Employee by his signature below, agrees to abide by the applicable provisions of Corporation's 1993 Stock Option Plan, as amended.

     Dated this ____ of ________, 1996.

                              ARMANINO FOODS OF DISTINCTION, INC.

                              By:_____________________________________
                                William J. Armanino, President
                                                   "Corporation"

                              ________________________________________
                              ROBERT H. ANDERSON
                                                     "Employee"

                            EXHIBIT C
                    RESTRICTED STOCK AGREEMENT

     THIS RESTRICTED STOCK AGREEMENT is made and entered into as of the 12th day of September, 1996, by and between ARMANINO FOODS OF DISTINCTION, INC. a Colorado corporation ("Armanino"), and ROBERT H. ANDERSON ("Employee") under the following circumstances:

RECITALS:

     A.   Armanino and Employee have entered into an Employment Agreement
(the "Agreement") pursuant to which Employee shall serve as the Vice President and Chief Operating Officer of Armanino.

     B. In consideration of Employee's services under the Agreement, Armanino desires to issue to Employee shares of restricted common stock of Armanino pursuant to the terms of this Agreement. Employee agrees to receive such shares upon the terms and conditions of this Agreement.

AGREEMENT:

     In consideration of the mutual covenants and representations herein set forth, Armanino and Employee agree as follows:

     1.   ISSUANCE OF STOCK.

     a. Subject to the terms and conditions of this Agreement, Armanino hereby agrees to issue to Employee and Employee agrees to receive from Armanino Ten Thousand (10,000) shares of Armanino common stock upon execution of this Agreement.

     The foregoing shares of Armanino's common stock shall be referred to herein as the "Stock".

     b. Employee agrees that for purposes of this Agreement, the Stock shall be valued at the mean between the closing bid and ask prices for the Stock as reported by NASDAQ on the business day immediately preceding the date of this Agreement, less a discount of 35% attributable to the transferability restrictions of the Stock as set forth herein and as imposed under federal and state securities laws the (the "Issue Price").

2. DELIVERY OF STOCK. The delivery of the certificates representing the Stock shall occur within thirty (30) business days after the Stock is required to be issued, or as promptly thereafter as is practicable.

3.   PURCHASE OPTION.

     a. All of the Stock shall be subject to the right and option of Armanino to repurchase the Stock (the "Purchase Option") (as set forth in this Section 3) in the event (i) Employee terminates the Agreement prior to the expiration of its term or (ii) the Agreement is terminated by Armanino for just cause prior to the expiration of its term (collectively, a "Termination"). The Purchase Option shall come into effect immediately upon a Termination as follows:

               (1) If a Termination giving rise to the right to exercise the Purchase Option occurs on or prior to March 1, 1997 (the "Vesting Commencement Date"), the Purchase Option shall apply to 100% of the Stock.

          i. If a Termination giving rise to the right to exercise the Purchase Option occurs after the Vesting Commencement Date, the Purchase Option shall apply to that portion of the Stock which is a fraction of 100% of the Stock, the numerator of which shall be a number equal to 36 minus the total number of full calendar months elapsed from September 1, 1996 to the date of Termination, and the denominator of which shall be 36.

     b. The Purchase Option shall be exercisable at the Issue Price (the "Option Price").

     c. Within 90 days following a Termination, the Armanino shall notify Employee by written notice delivered or mailed as provided in subparagraph 8.c, as to whether it wishes to purchase the Stock pursuant to exercise of the Purchase Option. If Armanino (or its assignee) elects to purchase the Stock hereunder, it shall set a date for the closing of the transaction at a place and time specified by Armanino, which date shall not be more than 30 days after the date of such notice. At such closing, Armanino (or its assignee) shall tender payment for the Stock and Employee shall duly endorse to Armanino (or its assignee) the certificate or certificates representing the Stock, and the certificates representing the Stock so purchased shall be cancelled.

     d. Notwithstanding the above, upon "change in control" of Corporation, as defined below, the Purchase Option shall immediately terminate. For purposes of this Agreement, a "change in control" shall mean
(i) consolidation or merger of Corporation in which Corporation is not the surviving entity or in which there is a change in the ownership of more than fifty percent (50%) of the outstanding capital stock of Corporation in one transaction or a series of related transactions, (ii) the sale of substantially all of the assets of Corporation, or (iii) a change in more than fifty percent (50%) of the directors of Corporation which occurs as a result of a contested election for the board of directors.

4.   STOCK SPLITS, ETC. If, from time to time during the term of this
Agreement:

     a. There is any stock dividend or liquidating dividend of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of Armanino; or

     b. There is any consolidation, merger or sale of all, or substantially all, of the assets of Armanino; then, in such event, any and all new, substituted or additional securities or other property to which Employee is entitled by reason of his ownership of Stock shall be immediately subject to this Agreement and be included in the word "Stock" for all purposes with the same force and effect as the shares of Stock presently subject to the Purchase Option, right of first refusal and other terms of this Agreement. While the aggregate Option Price shall remain the same after each such event, the Option Price per share of Stock upon execution of the Purchase Option shall be appropriately adjusted.

5.   RESTRICTION ON TRANSFER; RIGHT OF FIRST REFUSAL.

     a. Employee shall not sell, transfer, pledge, hypothecate or otherwise dispose of any shares of the Stock during the initial term of the Agreement or as long as the Stock remains subject to the Purchase Option.

     b. During the term of the Agreement, before any shares of Stock registered in the name of and subject to the Purchase Option may be sold or transferred (including a transfer by operation of law), such shares shall first be offered to Armanino in accordance with the following terms and conditions: (i) Employee shall deliver a notice ("Notice") to Armanino stating
(A) his bona fide intention to sell or transfer such shares, (B) the number of shares to be sold or transferred, (C) the price for which he proposed to sell or transfer such shares, and (D) the name of the proposed purchaser or transferee; (ii) Within thirty (30) days after receipt of the Notice, Armanino or its assignee may elect to purchase any or all shares to which the Notice refers, at the price per share specified in the Notice; (iii) if all of the shares to which the Notice refers are not elected to be purchased as provided in subparagraph 5.b(2) hereof, Employee may sell the remaining shares to any person named in the Notice at the price specified in the Notice or at a higher price, provided that such sale or transfer is consummated within 60 days of the date of said Notice to Armanino, and, provided, further, that any such sale is in accordance with all the terms and conditions hereof.

     Armanino shall not be required (i) to transfer on its books any shares of Stock which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat such shares as owned by any transferee to whom such shares shall have been so transferred.

6. LEGENDS. All certificates representing any of the shares of Stock subject to the provisions of this Agreement shall have endorsed thereon the following legends:

     a. "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AND RIGHTS OF FIRST REFUSAL AS SET FORTH IN AN AGREEMENT BETWEEN ARMANINO AND THE REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF ARMANINO."

     b. "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO ARMANINO THAT SUCH REGISTRATION IS NOT REQUIRED."

     c. Any legend required to be placed thereon by applicable securities laws of any state.

7. EMPLOYEE'S REPRESENTATIONS. In connection with the purchase of the Stock, Employee hereby represents and warrants to Armanino as follows:

     a. INVESTMENT INTENT; CAPACITY TO PROTECT INTERESTS. Employee is receiving the Stock solely for his own account for investment and not with a view to or for sale in connection with any distribution of the Stock or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Stock or any portion thereof in any transaction other than a transaction exempt from registration under the Act. Employee also represents that the entire legal and beneficial interest of the Stock is being purchased, and will be held, for Employee's account only, and neither in whole or in part for any other person. Employee either has a pre-existing business or personal relationship with Armanino or any of the its officers, directors or controlling persons or by reason of Employee's business or financial experience or the business or financial experience of Employee's professional advisors who are unaffiliated with and who are not compensated by Armanino or any affiliate or selling agent of Armanino, directly or indirectly, could be reasonably assumed to have the capacity to evaluate the merits and risks of an investment in Armanino and to protect Employee's own interests in connection with this transaction.

     b. INFORMATION CONCERNING ARMANINO. Employee has received all such information as Employee has deemed necessary and appropriate to enable Employee to evaluate the financial risk inherent in making an investment in the Stock, and Employee has received satisfactory and complete information concerning the business and financial condition of Armanino in response to all inquiries in respect thereof.

     c.   RESTRICTED SECURITIES. Employee understands and acknowledges that:
(i) the issuance of the Stock has not been registered under the Act, and the Stock must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available and Armanino is under no obligation to register the Stock; (ii) the share certificate representing the Stock will be stamped with the legends specified in Section 6 hereof; and
(iii) Armanino will make a notation in its records of the aforementioned restrictions on transfer and legends.

     d. DISPOSITION OF THE STOCK. Employee is familiar with the provisions of Rule 144 promulgated under the Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering, subject to the satisfaction of certain conditions. Employee understands that the securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires among other things: (1) the resale occurring not less than two years after the party has been issued the securities and, in the case of an affiliate, or of a non-affiliate who has held the securities less than three years, (2) the availability of certain public information about Armanino, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as that term is defined under the Securities Exchange Act of 1934), and (4) the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

     e. FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting his representations set forth above, Employee further agrees that he shall in no event make any disposition of all or any portion of the Stock, other than to Armanino as set forth herein, unless and until: (i) there is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or
(ii) Employee shall have notified Armanino of the proposed disposition and shall have furnished Armanino with a detailed statement of the circumstances surrounding the proposed disposition, (2) Employee shall have furnished Armanino with an opinion of Employee's counsel to have the effect that such disposition will not require registration of such shares under the Act, and
(3) such opinion of Employee's counsel shall have been concurred in by counsel for Armanino and Armanino shall have advised Employee of such concurrence.

8.   OTHER PROVISIONS.

     a. VALUATION OF SHARES. Employee understands that the Stock have been valued by the board of directors for the purpose of this sale, and that Armanino believes this valuation represents a fair attempt at reaching an accurate appraisal of its worth. Employee also understands, however, that Armanino can give no assurances that such price is in fact the fair market value of the Stock. Employee acknowledges that the Issue Price will be treated as compensation paid to Employee for services rendered to Employee.

     b. SECTION 83(b) ELECTION. Employee understands that Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), taxes as ordinary income the difference between the amount paid for the Stock and the fair market value of the Stock as of the date any restrictions on the Stock lapse. In this context, "restriction" means the right of Armanino to buy back the unvested Stock pursuant to the Purchase Option. Employee understands that he may elect to be taxed at the time the Stock are issued rather than when and as the Stock become "vested" by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the date of purchase. Employee understands that failure to make this filing in a timely manner will result in the recognition of ordinary income by employee, as the Shares become "vested" on any difference between the purchase price and the fair market value of the Shares at the time such restrictions lapse.

     EMPLOYEE ACKNOWLEDGES THAT IT IS EMPLOYEE'S SOLE RESPONSIBILITY AND NOT ARMANINO'S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b), EVEN IF EMPLOYEE REQUESTS ARMANINO OR ITS REPRESENTATIVES TO MAKE THIS FILING ON EMPLOYEE'S BEHALF.

     c. NOTICE OF TAX ELECTION. If Employee makes any tax election relating to the treatment of the Stock under the Code, at the time of such election Employee shall promptly notify Armanino of such election.

9.   MISCELLANEOUS.

     a. Subject to the provisions and limitations hereof, Employee may, during the term of this Agreement, exercise all rights and privileges of a stockholder of Armanino with respect to the Stock.

     b. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

     c. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to Employee at its address shown on Armanino's records and to Armanino at the address of its principal corporate offices (attention: President) or at such other address as such party may designate by ten days' advance written notice to the other party hereto.

     d. Armanino may assign its rights and delegate its duties under this Agreement, including paragraphs 3 and 5 hereof. If any such assignment or delegation requires consent of any state securities authorities, the parties agree to cooperate in requesting such consent. This Agreement shall inure to the benefit of the successors and assigns of Armanino and, subject to the restrictions on transfer herein set forth, be binding upon Employee, successors and assigns.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                              ARMANINO FOODS OF DISTINCTION, INC.
                              a Colorado corporation


Date: ________________        By: ______________________________________
                              William J. Armanino, President



Date: ________________        By:______________________________________
                                 Robert H. Anderson